UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2018

O’REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Following O’Reilly Automotive, Inc.’s (the “Company”) 2018 Annual Meeting of Shareholders (the “Annual Meeting”) held on May 8, 2018, two members of the Company’s Board of Directors (the “Board”), Charles H. O’Reilly Jr. and Paul R. Lederer, tendered their notices of resignation from the Board, consistent with the Board’s mandatory retirement age policy.  The Board accepted their resignations and subsequently decreased the size of the Board from 11 to nine members.

Item 5.07 – Submission of Matters to a Vote of Security Holders

At the Annual Meeting held on May 8, 2018, of the 83,300,192 shares entitled to vote at the Annual Meeting, 74,321,830 shares were present in person or by proxy. At the Annual Meeting, the shareholders were asked to vote on three Company proposals and one shareholder proposal. A brief description of each proposal, along with the outcome and tabulation of voting results is set forth below:

(a)
The individuals listed in the table below were elected as directors, to hold office until the annual meeting of the Company’s shareholders in 2019 and until his or her successor has been duly elected and qualified. The voting results for each such director are as follows:

	Number of Shares
Name of Nominee	Voted For	Voted Against	Abstain	Broker Non-Votes
David O'Reilly	63,446,576	3,259,369	96,423	7,519,462
Larry O'Reilly	59,420,849	7,309,013	72,506	7,519,462
Rosalie O'Reilly Wooten	59,395,953	7,334,941	71,474	7,519,462
Greg Henslee	63,814,461	2,914,743	73,164	7,519,462
Jay D. Burchfield	61,812,932	4,912,165	77,271	7,519,462
Thomas T. Hendrickson	66,374,790	313,075	114,503	7,519,462
John R. Murphy	63,621,738	3,090,938	89,692	7,519,462
Dana M. Perlman	66,576,221	137,060	89,087	7,519,462
Ronald Rashkow	65,452,116	1,257,238	93,014	7,519,462

(b)	The shareholders voted to approve, by a non-binding, advisory vote, the 2017 compensation of the Company’s Named Executive Officers (“NEOs”). The voting results are as follows:

Number of Shares
Voted For	Voted Against	Abstain	Broker Non-Votes
64,297,880	2,293,343	211,145	7,519,462

(c)	The shareholders voted to ratify the appointment of Ernst & Young LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2018. The voting results are as follows:

Number of Shares
Voted For	Voted Against	Abstain
73,409,598	783,708	128,524

(d)	The shareholders voted against the shareholder proposal entitled “Special Shareholder Meeting Improvement.” The voting results are as follows:

Number of Shares
Voted For	Voted Against	Abstain	Broker Non-Votes
27,395,765	39,093,798	312,805	7,519,462

Section 7 – Regulation FD

Item 7.01 – Regulation FD Disclosure

On May 8, 2018, the Company issued a press release announcing the completion of its previously announced executive leadership succession plan and an update to its rent-adjusted debt to EBITDAR target leverage ratio. The text of the press release is attached hereto as Exhibit 99.1.

Section 8 – Other Events

Item 8.01 – Other Events

On May 8, 2018, the Company announced the completion of its leadership succession plan, previously described in its Form 8-K dated February 7, 2018, and updated the Company’s target rent-adjusted Debt to EBITDAR leverage ratio, from the previous target range originally established in January of 2011 at 2.00 times to 2.25 times, to a target ratio of 2.50 times, using six-times capitalized rent.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated May 8, 2018

The information in Section 7 and Section 9 of this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2018	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Thomas McFall
Thomas McFall
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)